As filed with the U.S. Securities and Exchange Commission on December 13, 2022

Registration No. 333-268188

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

AlphaVest Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AlphaVest Acquisition Corp

420 Lexington Ave, Suite 2446

New York, NY 10170

Tel: 203-998-5540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yong (David) Yan

AlphaVest Acquisition Corp

420 Lexington Ave, Suite 2446

New York, NY 10170

Tel: 203-998-5540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street Suite 2400 Houston, Texas 77002 Tel: (713) 651-2600	David A. Miller Jeffrey M. Gallant Graubard Miller The Chrysler Building 405 Lexington Avenue, 11th Floor New York, NY 10174 Tel: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AlphaVest Acquisition Corp is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-268188) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Rights Certificate
4.4*	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Winston & Strawn LLP.
5.2*	Opinion of Ogier, Cayman Islands legal counsel to the Registrant.
10.1*	Promissory Note, dated June 3, 2022, issued to AlphaVest Management LLC.
10.2*	Form of Letter Agreement among the Registrant and its initial shareholders.
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Registration Rights Agreement among the Registrant and certain security holders.
10.5*	Securities Subscription Agreement, between the Registrant and the Sponsor dated February 7, 2022.
10.6*	Securities Subscription Agreement, between the Registrant and EarlyBirdCapital, Inc. dated July 11, 2022.
10.7*	Form of Private Placement Units Purchase Agreement between the Registrant and the Sponsor.
10.8*	Form of Private Placement Units Purchase Agreement between the Registrant and EarlyBirdCapital, Inc.
10.9*	Form of Indemnity Agreement.
10.10*	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.11*	Form of Share Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.
10.12*	Form of Business Combination Marketing Agreement between the Registrant and EarlyBirdCapital, Inc.
14.1*	Form of Code of Ethics.
23.1*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.2*	Consent of Ogier (included in Exhibit 5.2).
23.3*	Consent of UHY LLP
24.1*	Power of Attorney (included on the signature page to the initial filing of this Registration Statement on Form S-1).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of Shu Wang.
99.4*	Consent of Li (Helen) Wei.
107*	Fee Table

*	Previously filed.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on the 13th day of December 2022.

AlphaVest Acquisition Corp

By:	/s/ Yong (David) Yan
Yong (David) Yan
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman	December 13, 2022
Pengfei Zheng

/s/ Yong (David) Yan	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2022
Yong (David) Yan

*	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2022
Song (Steve) Jing

* By:	/s/ Yong (David) Yan
Yong (David) Yan, Attorney-in-Fact

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